Exhibit 99.1

Farmland Partners Inc. Reports Second Quarter Results and Announces Net Income

Per Share of $0.02 and AFFO Per Share of $0.10

DENVER, July 19, 2017 /PRNewswire/ - Farmland Partners Inc. (NYSE: FPI) (the “Company”) today reported financial results for the quarter ended June 30, 2017.

Second Quarter Highlights

•                  Reported operating revenues of $11.5 million for the quarter ended June 30, 2017, a 90% increase over the same period in 2016

•                  Reported net income of $2.0 million for the quarter ended June 30, 2017, a 53% increase over the same period in 2016

•                  Reported basic net income available to common stockholders of $0.02 per share for the quarter ended June 30, 2017, as compared to $0.00 per share for the same period in 2016

•                  Reported AFFO per share of $0.10 for the quarter ended June 30, 2017, a 51% increase over the same period in 2016

•                  Reported Adjusted EBITDA of $8.1 million for the quarter ended June 30, 2017, a 100% increase over the same period in 2016

•                  Declared a dividend of $0.1275 per share ($0.51 annualized) for the third quarter of 2017 – a 5.86% distribution rate based on the Company’s closing stock price on July 19, 2017

“This was a quarter marked by healthy year-over-year AFFO per share growth. Our second quarter 2017 results are more indicative of our ongoing operations as compared to the first quarter of 2017, which included the closing of the AFCO merger and related integration activities during the quarter,” said Paul Pittman, CEO of the Company. “We are maintaining our prior full year 2017 AFFO per share guidance. We expect to recognize the majority of our participating revenue, with a positive impact on AFFO, in the second half of the year.”

Third Quarter 2017 Dividend Declaration

The Company announced that its Board of Directors has approved a quarterly cash dividend of $0.1275 per share to be paid on October 13, 2017 to stockholders of record at the close of business on October 2, 2017. The annualized dividend of $0.51 per share represents an annual distribution rate of 5.86% based on the Company’s closing stock price on July 19, 2017.

Acquisition Activity

During the six months ended June 30, 2017, the Company completed 16 acquisitions, including its merger with American Farmland Company (“AFCO”), in Illinois, South Carolina, South Dakota, Arkansas, Michigan, Georgia, Kansas, California, Colorado, Florida and Alabama. Consideration totaled $373.5 million and was comprised of cash, shares of common stock and units in the Company’s operating partnership.

Operating Results

The Company owns or has under contract over 154,000 acres in Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota, Texas and Virginia.

The Company recorded total operating revenues of $11.5 million and net operating income of $10.3 million for the three months ended June 30, 2017, as compared to total operating revenues of $6.0 million and net operating income of $5.5 million for the same period in 2016. The Company recorded net income of $2.0 million and basic net income available to common stockholders of $0.02 per share for the three months ended June 30, 2017, as compared to net income of $1.3 million and basic net income available to common stockholders of $0.00 per share for the same period in 2016.

The Company recorded total operating revenues of $18.6 million and net operating income of $15.6 million for the six months ended June 30, 2017, as compared to total operating revenues of $10.7 million and net operating income of $9.7 million for the same period in 2016. The Company recorded net income of approximately $19,000 and basic net loss available to common stockholders of $0.06 per share for the six months ended June 30, 2017, as compared to net loss of $0.6 million and basic net loss available to common stockholders of $0.15 per share for the same period in 2016.

See “Non-GAAP Financial Measures” for a complete definition of net operating income and the financial table accompanying this press release for reconciliations of total operating revenues to net operating income.

Adjusted Funds from Operations and Adjusted EBITDA

Adjusted Funds from Operations (“AFFO”) was $3.7 million for the three months ended June 30, 2017, as compared to $1.2 million for the three months ended June 30, 2016, and $4.1 million for the six months ended June 30, 2017, as compared to $1.9 million for the six months ended June 30, 2016.  AFFO per fully diluted share was $0.10 for the three months ended June 30, 2017 as compared to $0.06 for the three months ended June 30, 2016, and $0.11 for the six months ended June 30, 2017 as compared to $0.11 for the six months ended June 30, 2016.

Adjusted EBITDA was $8.1 million for the three months ended June 30, 2017, as compared to $4.0 million for the three months ended June 30, 2016, and $12.0 million for the six months ended June 30, 2017, as compared to $6.6 million for the six months ended June 30, 2016.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDA and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDA.

Conference Call Information

The Company has scheduled a conference call on Thursday, July 20, 2017 at 11:00 a.m. (Eastern Time) to discuss its financial results for the second quarter ended June 30, 2017 and provide a company update. The conference call can be accessed live over the phone toll-free by dialing (866) 262-6804, or for international callers by dialing (412) 902-4107.  Participants can reference the Farmland Partners Inc. Second Quarter 2017 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning July 20, 2017 at 1:00 p.m. (Eastern Time) until August 3, 2017 at 11:59 p.m. (Eastern Time), by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International); passcode: 10110729. A replay of the webcast will also be accessible on the Investor Relations website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns over 154,000 acres in Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota, Texas and Virginia. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to proposed and pending acquisitions, financing activities, crop yields and prices and 2017 annual rents. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company’s share repurchase program, the ability to consummate acquisitions under contract and the other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and our other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of June 30, 2017 and December 31, 2016

(Unaudited)

	June 30,	December 31,
($ in thousands)	2017	2016
ASSETS
Land, at cost	$834,953	$551,392
Grain facilities	8,489	6,856
Groundwater	12,072	11,933
Irrigation improvements	46,011	15,988
Drainage improvements	7,740	4,757
Permanent plantings	51,663	1,845
Other	6,608	2,901
Construction in progress	9,357	1,615
Real estate, at cost	976,893	597,287
Less accumulated depreciation	(6,419)	(3,224)
Total real estate, net	970,474	594,063
Deposits	99	5,721
Cash	29,422	47,166
Notes and interest receivable, net	5,960	2,843
Deferred offering costs	326	216
Deferred financing fees, net	391	—
Accounts receivable, net	3,293	4,181
Inventory	75	283
Prepaid and other assets	2,979	1,056
TOTAL ASSETS	$1,013,019	$655,529

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes, line of credit and bonds payable, net	$485,400	$308,779
Dividends and distributions payable	4,998	2,938
Accrued interest	3,079	1,538
Accrued property taxes	1,574	1,225
Deferred revenue	9,328	982
Accrued expenses	3,823	4,558
Total liabilities	508,202	320,020

Redeemable non-controlling interests in operating partnership, preferred units	118,755	119,915

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 32,829,338 shares issued and outstanding at June 30, 2017, and 17,351,446 shares issued and outstanding at December 31, 2016	324	172
Additional paid in capital	342,891	172,100
Retained earnings	2,408	4,103
Cumulative dividends	(22,796)	(14,473)
Non-controlling interests in operating partnership	63,235	53,692
Total equity	386,062	215,594

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,013,019	$655,529

Farmland Partners Inc.

Consolidated Statements of Operations

For the three and six months ended June 30, 2017 and 2016

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
($ in thousands, except per share amounts)	2017	2016	2017	2016
OPERATING REVENUES:
Rental income	$10,471	$5,881	$17,274	$10,298
Tenant reimbursements	652	95	756	164
Other revenue	337	55	579	261
Total operating revenues	11,460	6,031	18,609	10,723

OPERATING EXPENSES
Depreciation and depletion	2,056	365	3,544	683
Property operating expenses	1,196	541	2,999	981
Acquisition and due diligence costs	183	48	698	105
General and administrative expenses	2,052	1,657	4,133	3,183
Legal and accounting	302	186	701	552
Other operating expenses	120	—	276	89
Total operating expenses	5,909	2,797	12,351	5,593
OPERATING INCOME	5,551	3,234	6,258	5,130

OTHER (INCOME) EXPENSE:
Other income	(16)	(33)	(22)	(62)
Loss on sale of assets	92	—	92	—
Interest expense	3,454	1,950	6,169	5,804
Total other expense	3,530	1,917	6,239	5,742

NET INCOME (LOSS)	2,021	1,317	19	(612)

Net (income) loss attributable to non-controlling interests in operating partnership	(334)	(408)	41	67
Net (income) loss attributable to redeemable non-controlling interests in operating partnership	—	(37)	—	64

Net income (loss) attributable to the Company	1,687	872	60	(481)

Nonforfeitable distributions allocated to unvested restricted shares	(37)	(23)	(80)	(53)
Distributions on redeemable non-controlling interests in operating partnership, common units	—	—	—	(113)
Distributions on redeemable non-controlling interests in operating partnership, preferred units	(878)	(887)	(1,755)	(1,170)

Net income (loss) available to common stockholders of Farmland Partners Inc.	$772	$(38)	$(1,775)	$(1,817)

Basic and diluted per common share data:
Basic net income (loss) available to common stockholders	$0.02	$0.00	$(0.06)	$(0.15)
Diluted net income (loss) available to common stockholders	$0.02	$0.00	$(0.06)	$(0.15)
Basic weighted average common shares outstanding	32,457	12,452	29,594	12,146
Diluted weighted average common shares outstanding	32,457	12,452	29,594	12,146
Dividends declared per common share	$0.1275	$0.1275	$0.2550	$0.2550

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three and six months ended June 30, 2017 and 2016

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Total operating revenues	$11,460	$6,031	$18,609	$10,723
Property operating expenses	1,196	541	2,999	981
Net operating income	10,264	5,490	15,610	9,742

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Net income (loss)	$2,021	$1,317	$19	$(612)
Depreciation and depletion	2,056	365	3,544	683
FFO	4,077	1,682	3,563	71

Stock based compensation	360	314	788	556
Indirect equity offering costs	—	24	—	48
Real estate related acquisition and due diligence costs	183	66	1,510	2,437
Distributions on Preferred units	(877)	(887)	(1,755)	(1,170)
AFFO	$3,743	$1,199	$4,106	$1,942

AFFO per diluted weighted average share data:

AFFO weighted average common shares	39,166	18,991	36,187	18,000

Net income (loss) per share available to common stockholders	$0.02	$0.00	$(0.06)	$(0.15)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.04	0.07	0.06	0.11
Depreciation and depletion	0.05	0.02	0.10	0.04
Stock based compensation	0.01	0.02	0.02	0.03
Real estate related acquisition and due diligence costs	0.00	0.00	0.04	0.14
Distributions on Preferred units	(0.02)	(0.05)	(0.05)	(0.06)
AFFO per diluted weighted average share	$0.10	$0.06	$0.11	$0.11

	For the three months ended		For the six months ended
	June 30,		June 30,
(in thousands)	2017	2016	2017	2016
Net income (loss)	$2,021	$1,317	$19	$(612)
Interest expense	3,454	1,950	6,169	5,804
Depreciation and depletion	2,056	365	3,544	683
EBITDA	$7,531	$3,632	$9,732	$5,875

Stock-based compensation	360	314	788	556
Indirect equity offering costs	—	24	—	48
Real estate related acquisition and due diligence costs	183	66	1,510	143
Adjusted EBITDA	$8,074	$4,036	$12,030	$6,622

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: NOI, FFO, AFFO, EBITDA and Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. NOI, FFO, AFFO, EBITDA and Adjusted EBITDA, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Net Operating Income

The Company calculates net operating income as total operating revenues (rental income, tenant reimbursements and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDA and Adjusted EBITDA

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDA is a standard performance measure commonly reported and widely used by analysts and investors in the Company’s industry. However, while EBITDA is a performance measure widely used across several industries, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDA, management uses Adjusted EBITDA, a non-GAAP measure.

The Company calculates Adjusted EBITDA by adjusting EBITDA for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDA provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.